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                                                                     EXHIBIT 5.2


                        [LETTERHEAD OF BAKER & HOSTER]


                                October 10, 1996


Chicago Miniature Lamp, Inc.
500 Chapman Street
Canton, Massachusetts  02021

Schifino & Fleischer, P.A.
201 N. Franklin Street, Suite 2700
Tampa, Florida  33602


          Re:  Chicago Miniature Lamp, Inc.
               ----------------------------

Gentlemen:

     This opinion is rendered in connection with the filing by Chicago Miniature Lamp, Inc., an Oklahoma corporation (the "Company"), with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 4,200,000 shares of common stock ("Common Stock") of the Company, 3,065,000 of which are being sold by the Company (the "Company Shares") and 1,135,000 of which are being sold by the selling shareholders named in the Registration Statement (the "Selling Shareholders' Shares"). In addition, the Selling Shareholders and the Company will grant to the underwriters an option to purchase up to an additional 630,000 shares of Common Stock to cover over-allotments, if any (the "Option Shares"). The Company Shares, the Selling Shareholders' Shares and the Option Shares are hereinafter collectively referred to as the "Shares."

     We have examined such corporate records and documents as we have deemed relevant and necessary as the basis for this opinion, and we are familiar with or have reviewed the actions taken by the Company in connection with the authorization, registration, issuance and sale of the Shares.

     We are members of the Oklahoma Bar and do not express any opinion herein concerning any law other than the laws of the State of Oklahoma.

     Based upon the foregoing, we are of the opinion that the Selling Shareholders' Shares and those Option Shares being sold by the Selling Shareholders are, and the Company Shares and those Option Shares being sold by the Company when issued and delivered in accordance with the Registration Statement and pursuant to the Underwriting Agreement included as an exhibit to the Registration Statement will be, duly authorized and validly issued, fully paid and nonassessable under the Oklahoma General Corporation Act as in effect on this date.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reference to our firm in section entitled "Legal Matters."

                                    Very truly yours,

                                    BAKER & HOSTER


                                    Gary H. Baker